Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of 22nd Century Group, Inc. of our report, dated March 9, 2023, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the captions "Experts" in such Registration Statement.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
April 24, 2023